Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-83273, 333-60710, 333-52980, and 333-121458) and on Form S-3 (No. 333-42860) of U.S. Concrete, Inc. of our report dated June 7, 2007 relating to the divisional financial statements of Clawson Concrete Company (a division of Edw. C. Levy Co.), which, with our consent, appears in this Current Report on Form 8-K.

/s/ Plante & Moran, PLLC

Southfield, Michigan
June 15, 2007